EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into St. Mary Land & Exploration Company's previously filed Form S-8 Registration Statement No. 33-6185, Form S-8 Registration Statement No. 333-30055 and Form S-8 Registration Statement No. 333-58273.

/s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
   March 9, 2000.